Exhibit 6.5

SLIDEBELTS INC.

COMMON STOCK PURCHASE AGREEMENT

This Common Stock Purchase Agreement (the “Agreement”) is dated for reference purposes only as of October 2, 2017, by and between SlideBelts Inc., a Delaware corporation (the “Company”), and Alexandre Chnaiderman (“Purchaser”).

1.       Authorization and Sale of Stock. The Company has authorized the issuance of 5,536,851 shares of its Class A Common Stock (“Shares”) to Purchaser. Subject to the terms and conditions of this Agreement, on the Purchase Date (as defined below) the Company will issue and sell to Purchaser, and Purchaser agrees to purchase from the Company, the Shares at a purchase price of $0.180608 per share (“Purchase Price”), for a total cash payment of One Million ($1,000,000.00) (US Dollars) (“Aggregate Purchase Price”). The term “Shares” refers to the purchased Shares and all securities received in replacement of or in connection with the Shares pursuant to stock dividends or splits, all securities received in replacement of the Shares in a recapitalization, merger, reorganization, exchange or the like, and all new, substituted or additional securities or other properties to which Purchaser is entitled by reason of Purchaser’s ownership of the Shares.

2.       Stock Warrants to Purchase Future Investment. Purchaser shall enter into two separate stock warrants with the Company with the potential to purchase $2,000,000 in Company's Class A Common Stock. Each stock warrant shall be in the amount of $1,000,000 and be subject to the Board of Directors consent. If the Board approves, Investor may purchase the same number of shares in the Company for the amounts and purchase price set forth in the stock warrants. See Exhibit A.

3.       Closing. The purchase and sale of the Shares under this Agreement shall occur simultaneously with the execution and delivery of this Agreement by the parties or on such other date as the Company and Purchaser shall agree (the “Purchase Date”). On or about the Purchase Date: (i) the Purchaser will deliver the Aggregate Purchase Price to the Company by wire transfer, check, cash or any other method of payment permissible under applicable law and approved by the Company’s Board of Directors; and then (ii) the Company will enter such Shares in Purchaser’s name as of such date in the books and records of the Company and will send Purchaser evidence of such stock transfer.

4.       Investment and Taxation Representations. In connection with the purchase of the Shares, Purchaser represents to the Company the following:

(a)       Purchaser is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares. Purchaser is purchasing the Shares for investment for Purchaser’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act of 1933, as amended (“Securities Act”), or under any applicable provision of state law. Purchaser does not have any present intention to transfer the Shares to any other person or entity.

1

(b)       Purchaser understands that the Shares have not been registered under the Securities Act by reason of a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Purchaser’s investment intent as expressed herein.

(c)       Purchaser understands that the Shares are “restricted securities” under applicable U.S. federal and state securities laws (including Rule 144), and that, pursuant to these laws, Purchaser must hold the Shares indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. Purchaser acknowledges that the Company has no obligation to register or qualify the Shares for resale. Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Shares, and requirements relating to the Company which are outside of the Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy.

(d)       Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser’s purchase or disposition of the Shares. Purchaser represents that Purchaser has consulted any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.

5.       Restrictive Legends.

(a)       Legends and Notices; Certificated and Uncertificated Shares. It shall not be necessary for any Stock Certificate to be issued for validation of the Shares. However, should the undersigned Purchaser request a copy, the certificate or certificates representing the Shares shall bear the following legends (as well as any legends required by applicable state and federal corporate and securities laws):

(i)       “THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”

(ii)       “THE SHARES REPRESENTED HEREBY OR REFERENCED HEREIN MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH AND MAY BE OBTAINED FROM THE SECRETARY OF THE COMPANY AT NO CHARGE.”

(iii)       “THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A RIGHT OF FIRST REFUSAL OPTION IN FAVOR OF THE CORPORATION AND/OR ITS ASSIGNEE(S), AS PROVIDED IN THE BYLAWS OF THE CORPORATION.”

2

(b)       Stop-Transfer Notices. Purchaser agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(c)       Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

6.       No Employment Rights. Nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company, to terminate Purchaser’s employment or consulting relationship, for any reason, with or without cause.

7.       Miscellaneous.

(a)       Governing Law; Jurisdiction. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law. The parties hereby agree that the exclusive venue for any action arising under or relating to this Agreement shall be any federal or state court sitting in Sussex County, Delaware. The parties hereby waive any and all objections to personal jurisdiction and venue solely as they relate to the enforcement of the terms of this Agreement in Delaware.

(b)       Entire Agreement; Enforcement of Rights. This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter herein and merges all prior discussions between them. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement. The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.

(c)       Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

(d)       Construction. This Agreement is the result of negotiations between and has been reviewed by each of the parties hereto and their respective counsel, if any; accordingly, this Agreement shall be deemed to be the product of all of the parties hereto, and no ambiguity shall be construed in favor of or against any one of the parties hereto.

3

(e)       Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by nationally-recognized overnight delivery service or sent by email (upon customary confirmation of receipt), or by registered or certified U.S. mail, postage prepaid, return receipt requested, addressed to the party to be notified at such party’s address as set forth on the signature page or as subsequently modified by written notice.

If to Company:

Brig Taylor

Chief Executive Officer

4818 Golden Foothill Pkwy #9

El Dorado Hills, California USA 95762

If to Purchaser:

Alexandre Chnaiderman

14 Westbrooke Boulevard

Nobleton, Ontario

L7B 1N2 Canada

(f)        Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

(g)       Successors and Assigns. The rights and benefits of this Agreement shall inure to the benefit of, and be enforceable by, the Company’s successors and assigns. The rights and obligations of each Purchaser under this Agreement may only be assigned in accordance with the Bylaws and approved by the Board of Directors.

[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

4

The parties have executed this Agreement as of the date first set forth above.

THE COMPANY:

SLIDEBELTS INC.

DocuSigned by:
By:	/s/ Brig Taylor
CB7420C8A28E49C…
Brig Taylor
Chief Executive Officer

Email: brig@slidebelts.com

PURCHASER:

DocuSigned by:
/s/ Alexandre chnaiderman
020428A77B92446...
Alexandre chnaiderman
Email: alex.chnaiderman@rogers.com

Signature Page to Purchase Agreement

EXHIBIT A

ESHARES CAP TABLE

SlideBelts Inc. Summary Capitalization Table
As of 09/29/2017 • Generated by Chris Harvey (chris@harveyesq.com) at 09/29/2017 01:58:39

		Shares Issued and	Common Stock	Fully Diluted	Fully Diluted
	Shares Authorized	Outstanding	Equivalent	Shares	Ownership
Common Stock classes
Class A Common Stock	1,000,000,000	48,500,000	48,500,000
Class B Common Stock	1,500,000	1,500,000	1,500,000
Total Common Stock issued and outstanding			50,000,000	50,000,000	71.4286%
SlideBelts Inc. 2016 Stock Incentive Plan	20,000,000
RSAs not purchased					0.0000%
Options and RSUs issued and outstanding			3,844,166	3,844,166	5.4917%
Shares available for issuance under the plan			16,155,834	16,155,834	23.0798%

Totals				70,000,000	100.0000%

EXHIBIT B

WIRE INSTRUCTIONS

EXHIBIT C

STOCK WARRANTS

THIS WARRANT AND THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT AND/OR APPLICABLE STATE SECURITIES LAWS, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

Issue Date: October 2, 2017

WARRANT TO PURCHASE SHARES

of

SLIDEBELTS INC.

THIS CERTIFIES THAT, for value received, ALEXANDRE CHNAIDERMAN, or his assigns (the “Holder”), is the registered holder of the Stock Warrants to purchase shares of Class A Common Stock (the “Common Stock”) from SlideBelts Inc., a Delaware corporation (the “Company”). Subject to Company’s consent to subscribe for and purchase from the Company shares of Class A Common Stock (the “Warrant Shares”) constituting 5,536,851 shares in exchange for $1,000,000 from Holder at $0.180608 per share (the “Exercise Price”) payable upon surrender of this Stock Warrant Certificate at the office or agency of the Warrant Agent, subject to the conditions set forth herein and in the terms and conditions of the this Warrant referred to on the reverse hereof (the “Warrant Agreement”). The Exercise Price and number of Warrant Shares issuable upon exercise of the Stock Warrants are subject to adjustment upon the occurrence of certain events set forth in the terms and conditions, attached.

This warrant shall expire on October 2, 2018 (“Expiration Date”).

Reference is hereby made to the further terms and conditions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be signed below manually or by electronic or digital signature by its duly authorized officer.

Dated: October 2, 2017	SLIDEBELTS INC.

DocuSigned by:

	By:	/s/ Brig Taylor
CB7420C8A28E49C...
Brig Taylor, CEO

SLIDEBELTS INC.

TERMS AND CONDITIONS OF WARRANT CERTIFICATE

1.       Purchase of Shares. Subject to the terms and conditions herein, the Holder is entitled, upon surrender of this Warrant to the Company and Notice of Exercise, to purchase from the Company up to that number of fully paid and nonassessable Warrant Shares; provided, however that Company’s Board of Directors consents.

2.	Exercise.

As a condition precedent to this Warrant’s exercise, Holder must invest at least $1,000,000, otherwise Holder shall have no right to exercise this Warrant. Furthermore, this Warrant is subject to Board of Directors consent from the Company.

Holder may exercise this Stock Warrant as to any Shares on or before the Expiration Date by delivering a duly executed Warrant Certificate, Notice of Exercise, and payment to the Warrant Agent for the account of the Company of the Exercise Price in the manner set forth in the Warrant for the number of Warrant Shares in respect of which such Warrants are then exercised.

(a)       Change of Control. The term “Change of Control” shall mean (i) any stock acquisition (but excluding any sale of stock for capital raising purposes), reorganization, merger or consolidation, other than a transaction or series of related transactions in which the holders of the voting securities of the Company outstanding immediately prior to such transaction or series of related transactions retain, immediately after such transaction or series of related transactions, at least a majority of the total voting power represented by the outstanding voting securities of the Company or such other surviving or resulting entity or (ii) a sale, lease or other disposition of all or substantially all of the assets of the Company.

(b)       Shares. The term “Shares” shall mean the shares of the capital stock issued to investors in the Company’s next Qualified Equity Financing occurring after the issuance date of this Warrant; provided, however, that the Holder may elect for the “Shares” to be the Company’s Common Stock at any time on or prior to the earlier of (i) the initial closing of the next Qualified Equity Financing occurring after the issuance date of this Warrant and (ii) the expiration of this Warrant. For the avoidance of doubt, any such election shall be irrevocable.

3.	Exercise Price and Period

(a)       Exercise Period. This Warrant shall be exercisable, in whole or in part, during the term commencing on the earlier of (i) closing date of the next Qualified Equity Financing occurring after the issuance date of this Warrant and (ii) the date that the Holder elects for the “Shares” to be Common Stock in accordance with Section 2(d) and ending on the expiration of this Warrant pursuant to Section 14 hereof.

(b)       Exercise Price. The exercise price for the Shares (the “Exercise Price”) shall be the price per share of as referenced in the Warrant.

4.         Method of Exercise. While this Warrant remains outstanding and exercisable, the Holder may exercise, in whole or in part, the purchase rights evidenced hereby. Such exercise shall be effected by (i) the surrender of this Warrant, together with a Notice of Exercise, in substantially the form attached as Exhibit A, to the Secretary of the Company at its principal offices and (ii) the payment to the Company of the aggregate Exercise Price for the number of Shares being purchased.

5.         Certificates for Shares. As soon as practicable upon the exercise of this Warrant, the Company shall issue the Holder a certificate for the number of Shares so purchased and, if such exercise is in part, a new warrant (dated the date hereof) of like tenor representing the remaining number of Shares purchasable under this Warrant.

6.         Issuance of Shares. The Company covenants that the Shares, when issued pursuant to the exercise of this Warrant, will be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof.

7.        Adjustment of Exercise Price and Number of Shares. The number of and kind of securities purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

(a)       Subdivisions, Combinations and Other Issuances. If the Company shall at any time prior to the expiration of this Warrant subdivide the Shares (or the Common Stock underlying the Shares, if applicable), by split-up or otherwise, or combine its Shares (or the Common Stock underlying the Shares, if applicable), or issue additional shares of its Shares (or the Common Stock underlying the Shares, if applicable) as a dividend, the number of Shares issuable on the exercise of this Warrant shall be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the purchase price payable per share, but the aggregate purchase price payable for the total number of Shares purchasable under this Warrant (as adjusted) shall remain the same. Any adjustment under this Section 7(a) shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or if no record date is fixed, upon the making of such dividend.

(b)       Reclassification, Reorganization and Consolidation. In case of any reclassification, capital reorganization, or change in the capital stock of the Company (other than as a result of a subdivision, combination, or stock dividend provided for in Section 7(a) above), then the Company shall make appropriate provision so that the Holder shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of shares of stock and other securities and property receivable in connection with such reclassification, reorganization, or change by a holder of the same number of Shares as were purchasable by the Holder immediately prior to such reclassification, reorganization, or change. In any such case appropriate provisions shall be made with respect to the rights and interest of the Holder so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities and property deliverable upon exercise hereof, and appropriate adjustments shall be made to the purchase price per share payable hereunder, provided the aggregate purchase price shall remain the same.

(c)       Notice of Adjustment. When any adjustment is required to be made pursuant to this Section 7, the Company shall promptly notify the Holder of such event and of the number of Shares or other securities or property thereafter purchasable upon exercise of this Warrant.

8.         Reservation of Stock. The Company agrees during the term the rights under this Warrant are exercisable to reserve and keep available from its authorized and unissued Shares for the purpose of effecting the exercise of this Warrant such number of Shares (and shares of Common Stock for issuance upon conversion of such Shares, if applicable) as shall from time to time be sufficient to effect the exercise of the rights under this Warrant.

9.         No Fractional Shares or Scrip. No fractional shares or scrip representing fractional Shares shall be issued upon the exercise of this Warrant, but in lieu of such fractional Shares the Company shall make a cash payment therefor on the basis of the exercise price then in effect.

10.       Representations of the Company. The Company represents that all corporate actions on the part of the Company, its officers, directors and stockholders necessary for the sale and issuance of this Warrant have been taken.

11.       Representations and Warranties by the Holder. The Holder represents and warrants to the Company as follows:

(a)       This Warrant and the Shares issuable upon exercise hereof are being acquired for its own account, for investment and not with a view to, or for resale in connection with, any distribution or public offering within the meaning of the Securities Act of 1933, as amended (the "Act").

(b)       The Holder understands that this Warrant and the Shares have not been registered under the Act by reason of their issuance in a transaction exempt from the registration and prospectus delivery requirements of the Act pursuant to Section 4(a)(2) thereof, and that they must be held by the Holder indefinitely, and that the Holder must therefore bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Act or is exempted from such registration.

(c)       The Holder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the acquisition of this Warrant and the Shares purchasable pursuant to the terms of this Warrant.

12.	Restrictive Legend.

The Shares (unless registered under the Act) shall be stamped or imprinted with a legend in substantially the following form:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS. COPIES OF THE AGREEMENT COVERING THE PURCHASE OF THESE SHARES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY.

13.       Warrants Transferable. Subject to compliance with the terms and conditions of this Section 13, this Warrant and all rights hereunder are transferable, in whole or in part, without charge to the Holder (except for transfer taxes), upon surrender of this Warrant properly endorsed or accompanied by written instructions of transfer. With respect to any offer, sale or other disposition of this Warrant prior to registration of such Warrant, the Holder agrees to give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of such Holder’s counsel, if reasonably requested by the Company, to the effect that such offer, sale or other disposition may be effected without registration or qualification (under the Act or any federal or state securities law then in effect); provided, however, that no such opinion of counsel shall be required for (a) transfers made pursuant to Rule 144 under the Act or (b) transfers by a Holder (i) that is a partnership transferring to its partners or former partners in accordance with partnership interests, (ii) that is a corporation transferring to a wholly-owned subsidiary or parent corporation that owns all of the capital stock of the Holder, (iii) that is a limited liability company transferring to its members or former members in accordance with their interests in the limited liability company, (iv) that is an individual transferring to a family member or trust for the benefit of the Holder, or (v) to an Affiliate (as defined below). Upon receiving such written notice and reasonably satisfactory opinion, if such opinion is required and requested by the Company, the Company, as promptly as practicable, shall notify such Holder that such Holder may sell or otherwise dispose of this Warrant in accordance with the terms of the notice delivered to the Company. If a determination has been made that the opinion of counsel for the Holder is not reasonably satisfactory to the Company, the Company shall so notify the Holder promptly with details thereof after such determination has been made. For the purposes hereof, an “Affiliate” shall mean a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified.

14.       Notices. All notices hereunder shall be effective when given, and shall be deemed to be given upon receipt or, if earlier, (a) five (5) days after deposit with the U.S. Postal Service or other applicable postal service, if delivered by first class mail, postage prepaid, (b) upon delivery, if delivered by hand, (c) one business day after the business day of deposit with Federal Express or similar overnight courier, freight prepaid or (d) one business day after the business day of facsimile transmission, if delivered by facsimile transmission with copy by first class mail, postage prepaid, and shall be addressed (i) if to the Holder, at 20377 SW Acacia St. 2nd FL, Newport Beach, CA 92660, Attn: Doug Pak and (ii) if to the Company, at 10650 Green Valley Road, Sebastopol, California 95472, or at such other address as the Company shall have furnished in writing.

15.       California Corporate Securities Laws. The sale of the securities that are subject to this Warrant has not been qualified with the Commissioner of Corporations of the State of California and the issuance of such securities or the payment or receipt of any part of the consideration therefor prior to such qualification is unlawful, unless the sale of securities is exempt from the qualification by Section 25100, 25102, or 25105 of the California Corporations Code. The rights of all parties to this Warrant are expressly conditioned upon the qualification being obtained, unless the sale is so exempt.

16.       Governing Law. This Warrant shall be governed by the laws of the State of California, without regard to the conflicts of law provisions of any jurisdiction.

17.       Rights and Obligations Survive Exercise of Warrant. Unless otherwise provided herein, the rights and obligations of the Company, of the Holder and of the holder of the Shares issued upon exercise of this Warrant, shall survive the exercise of this Warrant.

18.       Amendments and Waivers. No modification of or amendment to this Warrant, nor any waiver of any rights under this Warrant, will be effective unless in a writing signed by the Company and the Holder. Waiver by the Holder of a breach of any provision of this Warrant will not operate as a waiver of any other or subsequent breach.

19.       No Impairment. The Company shall not, by amendment of its Certificate of Incorporation or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall at all times in good faith assist in carrying out of all the provisions of this Warrant and in taking all such action as may be necessary or appropriate to protect the Holder’s rights under this Warrant against impairment.

[Signature page follows]

The Company has caused this Warrant to be issued as of the date first written above.

SLIDEBELTS INC.
a Delaware corporation

DocuSigned by:

By:	/s/ Brig Taylor
CB7420C8A28E49C
Name:	Brig Taylor
Title:	CEO

EXHIBIT A

NOTICE OF EXERCISE

TO:      SlideBelts Inc.

1.           The undersigned hereby elects to purchase __________ shares of _____________pursuant to the terms of the attached Warrant.

2.           Method of Exercise: The undersigned elects to exercise the attached Warrant by means of a cash payment, and tenders herewith payment in full for the purchase price of the shares being purchased, together with all applicable transfer taxes, if any.

3.           Please issue a certificate or certificates representing said Shares in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)

4.           The undersigned hereby represents and warrants that the aforesaid Shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale, in connection with the distribution thereof, and that the undersigned has no present intention of distributing or reselling such shares and all representations and warranties of the undersigned set forth in Section 11 of the attached Warrant are true and correct as of the date hereof.

(Signature)

(Name)

(Date)	(Title)

EXHIBIT B

FORM OF TRANSFER

(To be signed only upon transfer of Warrant)

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto_______________________________________________ the right represented by the attached Warrant to purchase ____________ shares of ________________________ of SLIDEBELTS INC., a Delaware corporation, to which the attached Warrant relates, and appoints ______________Attorney to transfer such right on the books of __________, with full power of substitution in the premises.

Dated:

(Signature must conform in all respects to name of Holder as specified on the face of the Warrant)

Address:

Signed in the presence of:

THIS WARRANT AND THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT AND/OR APPLICABLE STATE SECURITIES LAWS, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

Issue Date: October 2, 2017

WARRANT TO PURCHASE SHARES

of

SLIDEBELTS INC.

THIS CERTIFIES THAT, for value received, ALEXANDRE CHNAIDERMAN, or his assigns (the “Holder”), is the registered holder of the Stock Warrants to purchase shares of Class A Common Stock (the “Common Stock”) from SlideBelts Inc., a Delaware corporation (the “Company”). Subject to Company’s consent to subscribe for and purchase from the Company shares of Class A Common Stock (the “Warrant Shares”) constituting 5,536,851 in exchange for $1,000,000 from Holder at $0.180608 per share (the “Exercise Price”) payable upon surrender of this Stock Warrant Certificate at the office or agency of the Warrant Agent, subject to the conditions set forth herein and in the terms and conditions of the this Warrant referred to on the reverse hereof (the “Warrant Agreement”). The Exercise Price and number of Warrant Shares issuable upon exercise of the Stock Warrants are subject to adjustment upon the occurrence of certain events set forth in the terms and conditions, attached.

This warrant shall expire on October 2, 2019 (“Expiration Date”).

Reference is hereby made to the further terms and conditions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be signed below manually or by electronic or digital signature by its duly authorized officer.

Dated: October 2, 2017	SLIDEBELTS INC.

DocuSigned by:

	By:	/s/ Brig Taylor
CB7420C8A28E49C...
Brig Taylor, CEO

SLIDEBELTS INC.

TERMS AND CONDITIONS OF WARRANT CERTIFICATE

1.     Purchase of Shares. Subject to the terms and conditions herein, the Holder is entitled, upon surrender of this Warrant to the Company and Notice of Exercise, to purchase from the Company up to that number of fully paid and nonassessable Warrant Shares; provided, however that Company’s Board of Directors consents.

2.     Exercise.

As a condition precedent to this Warrant’s exercise, Holder must invest at least $1,000,000, otherwise Holder shall have no right to exercise this Warrant. Furthermore, this Warrant is subject to Board of Directors consent from the Company.

Holder may exercise this Stock Warrant as to any Shares on or before the Expiration Date by delivering a duly executed Warrant Certificate, Notice of Exercise, and payment to the Warrant Agent for the account of the Company of the Exercise Price in the manner set forth in the Warrant for the number of Warrant Shares in respect of which such Warrants are then exercised.

(a)       Change of Control. The term “Change of Control” shall mean (i) any stock acquisition (but excluding any sale of stock for capital raising purposes), reorganization, merger or consolidation, other than a transaction or series of related transactions in which the holders of the voting securities of the Company outstanding immediately prior to such transaction or series of related transactions retain, immediately after such transaction or series of related transactions, at least a majority of the total voting power represented by the outstanding voting securities of the Company or such other surviving or resulting entity or (ii) a sale, lease or other disposition of all or substantially all of the assets of the Company.

(b)       Shares. The term “Shares” shall mean the shares of the capital stock issued to investors in the Company’s next Qualified Equity Financing occurring after the issuance date of this Warrant; provided, however, that the Holder may elect for the “Shares” to be the Company’s Common Stock at any time on or prior to the earlier of (i) the initial closing of the next Qualified Equity Financing occurring after the issuance date of this Warrant and (ii) the expiration of this Warrant. For the avoidance of doubt, any such election shall be irrevocable.

3.     Exercise Price and Period

(a)       Exercise Period. This Warrant shall be exercisable, in whole or in part, during the term commencing on the earlier of (i) closing date of the next Qualified Equity Financing occurring after the issuance date of this Warrant and (ii) the date that the Holder elects for the “Shares” to be Common Stock in accordance with Section 2(d) and ending on the expiration of this Warrant pursuant to Section 14 hereof.

(b)       Exercise Price. The exercise price for the Shares (the “Exercise Price”) shall be the price per share of as referenced in the Warrant.

4.     Method of Exercise. While this Warrant remains outstanding and exercisable, the Holder may exercise, in whole or in part, the purchase rights evidenced hereby. Such exercise shall be effected by (i) the surrender of this Warrant, together with a Notice of Exercise, in substantially the form attached as Exhibit A, to the Secretary of the Company at its principal offices and (ii) the payment to the Company of the aggregate Exercise Price for the number of Shares being purchased.

5.     Certificates for Shares. As soon as practicable upon the exercise of this Warrant, the Company shall issue the Holder a certificate for the number of Shares so purchased and, if such exercise is in part, a new warrant (dated the date hereof) of like tenor representing the remaining number of Shares purchasable under this Warrant.

6.     Issuance of Shares. The Company covenants that the Shares, when issued pursuant to the exercise of this Warrant, will be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof.

7.     Adjustment of Exercise Price and Number of Shares. The number of and kind of securities purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

(a)       Subdivisions, Combinations and Other Issuances. If the Company shall at any time prior to the expiration of this Warrant subdivide the Shares (or the Common Stock underlying the Shares, if applicable), by split-up or otherwise, or combine its Shares (or the Common Stock underlying the Shares, if applicable), or issue additional shares of its Shares (or the Common Stock underlying the Shares, if applicable) as a dividend, the number of Shares issuable on the exercise of this Warrant shall be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the purchase price payable per share, but the aggregate purchase price payable for the total number of Shares purchasable under this Warrant (as adjusted) shall remain the same. Any adjustment under this Section 7(a) shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or if no record date is fixed, upon the making of such dividend.

(b)       Reclassification, Reorganization and Consolidation. In case of any reclassification, capital reorganization, or change in the capital stock of the Company (other than as a result of a subdivision, combination, or stock dividend provided for in Section 7(a) above), then the Company shall make appropriate provision so that the Holder shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of shares of stock and other securities and property receivable in connection with such reclassification, reorganization, or change by a holder of the same number of Shares as were purchasable by the Holder immediately prior to such reclassification, reorganization, or change. In any such case appropriate provisions shall be made with respect to the rights and interest of the Holder so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities and property deliverable upon exercise hereof, and appropriate adjustments shall be made to the purchase price per share payable hereunder, provided the aggregate purchase price shall remain the same.

(c)       Notice of Adjustment. When any adjustment is required to be made pursuant to this Section 7, the Company shall promptly notify the Holder of such event and of the number of Shares or other securities or property thereafter purchasable upon exercise of this Warrant.

8.     Reservation of Stock. The Company agrees during the term the rights under this Warrant are exercisable to reserve and keep available from its authorized and unissued Shares for the purpose of effecting the exercise of this Warrant such number of Shares (and shares of Common Stock for issuance upon conversion of such Shares, if applicable) as shall from time to time be sufficient to effect the exercise of the rights under this Warrant.

9.     No Fractional Shares or Scrip. No fractional shares or scrip representing fractional Shares shall be issued upon the exercise of this Warrant, but in lieu of such fractional Shares the Company shall make a cash payment therefor on the basis of the exercise price then in effect.

10.    Representations of the Company. The Company represents that all corporate actions on the part of the Company, its officers, directors and stockholders necessary for the sale and issuance of this Warrant have been taken.

11.    Representations and Warranties by the Holder. The Holder represents and warrants to the Company as follows:

(a)       This Warrant and the Shares issuable upon exercise hereof are being acquired for its own account, for investment and not with a view to, or for resale in connection with, any distribution or public offering within the meaning of the Securities Act of 1933, as amended (the "Act").

(b)       The Holder understands that this Warrant and the Shares have not been registered under the Act by reason of their issuance in a transaction exempt from the registration and prospectus delivery requirements of the Act pursuant to Section 4(a)(2) thereof, and that they must be held by the Holder indefinitely, and that the Holder must therefore bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Act or is exempted from such registration.

(c)       The Holder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the acquisition of this Warrant and the Shares purchasable pursuant to the terms of this Warrant.

12.    Restrictive Legend.

The Shares (unless registered under the Act) shall be stamped or imprinted with a legend in substantially the following form:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS. COPIES OF THE AGREEMENT COVERING THE PURCHASE OF THESE SHARES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY.

13.    Warrants Transferable. Subject to compliance with the terms and conditions of this Section 13, this Warrant and all rights hereunder are transferable, in whole or in part, without charge to the Holder (except for transfer taxes), upon surrender of this Warrant properly endorsed or accompanied by written instructions of transfer. With respect to any offer, sale or other disposition of this Warrant prior to registration of such Warrant, the Holder agrees to give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of such Holder’s counsel, if reasonably requested by the Company, to the effect that such offer, sale or other disposition may be effected without registration or qualification (under the Act or any federal or state securities law then in effect); provided, however, that no such opinion of counsel shall be required for (a) transfers made pursuant to Rule 144 under the Act or (b) transfers by a Holder (i) that is a partnership transferring to its partners or former partners in accordance with partnership interests, (ii) that is a corporation transferring to a wholly-owned subsidiary or parent corporation that owns all of the capital stock of the Holder, (iii) that is a limited liability company transferring to its members or former members in accordance with their interests in the limited liability company, (iv) that is an individual transferring to a family member or trust for the benefit of the Holder, or (v) to an Affiliate (as defined below). Upon receiving such written notice and reasonably satisfactory opinion, if such opinion is required and requested by the Company, the Company, as promptly as practicable, shall notify such Holder that such Holder may sell or otherwise dispose of this Warrant in accordance with the terms of the notice delivered to the Company. If a determination has been made that the opinion of counsel for the Holder is not reasonably satisfactory to the Company, the Company shall so notify the Holder promptly with details thereof after such determination has been made. For the purposes hereof, an “Affiliate” shall mean a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified.

14.   Notices. All notices hereunder shall be effective when given, and shall be deemed to be given upon receipt or, if earlier, (a) five (5) days after deposit with the U.S. Postal Service or other applicable postal service, if delivered by first class mail, postage prepaid, (b) upon delivery, if delivered by hand, (c) one business day after the business day of deposit with Federal Express or similar overnight courier, freight prepaid or (d) one business day after the business day of facsimile transmission, if delivered by facsimile transmission with copy by first class mail, postage prepaid, and shall be addressed (i) if to the Holder, at 20377 SW Acacia St. 2nd FL, Newport Beach, CA 92660, Attn: Doug Pak and (ii) if to the Company, at 10650 Green Valley Road, Sebastopol, California 95472, or at such other address as the Company shall have furnished in writing.

15.   California Corporate Securities Laws. The sale of the securities that are subject to this Warrant has not been qualified with the Commissioner of Corporations of the State of California and the issuance of such securities or the payment or receipt of any part of the consideration therefor prior to such qualification is unlawful, unless the sale of securities is exempt from the qualification by Section 25100, 25102, or 25105 of the California Corporations Code. The rights of all parties to this Warrant are expressly conditioned upon the qualification being obtained, unless the sale is so exempt.

16.   Governing Law. This Warrant shall be governed by the laws of the State of California, without regard to the conflicts of law provisions of any jurisdiction.

17.   Rights and Obligations Survive Exercise of Warrant. Unless otherwise provided herein, the rights and obligations of the Company, of the Holder and of the holder of the Shares issued upon exercise of this Warrant, shall survive the exercise of this Warrant.

18.   Amendments and Waivers. No modification of or amendment to this Warrant, nor any waiver of any rights under this Warrant, will be effective unless in a writing signed by the Company and the Holder. Waiver by the Holder of a breach of any provision of this Warrant will not operate as a waiver of any other or subsequent breach.

19.   No Impairment. The Company shall not, by amendment of its Certificate of Incorporation or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall at all times in good faith assist in carrying out of all the provisions of this Warrant and in taking all such action as may be necessary or appropriate to protect the Holder’s rights under this Warrant against impairment.

[Signature page follows]

The Company has caused this Warrant to be issued as of the date first written above.

SLIDEBELTS INC.
a Delaware corporation

DocuSigned by:

By:	/s/ Brig Taylor
CB7420C8A28E49C...
Name:	Brig Taylor
Title:	CEO

EXHIBIT A

NOTICE OF EXERCISE

TO:	SlideBelts Inc.

1.     The undersigned hereby elects to purchase __________ shares of _____________ pursuant to the terms of the attached Warrant.

2.     Method of Exercise: The undersigned elects to exercise the attached Warrant by means of a cash payment, and tenders herewith payment in full for the purchase price of the shares being purchased, together with all applicable transfer taxes, if any.

3.     Please issue a certificate or certificates representing said Shares in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)

4.     The undersigned hereby represents and warrants that the aforesaid Shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale, in connection with the distribution thereof, and that the undersigned has no present intention of distributing or reselling such shares and all representations and warranties of the undersigned set forth in Section 11 of the attached Warrant are true and correct as of the date hereof.

(Signature)

(Name)

(Date)	(Title)

EXHIBIT B

FORM OF TRANSFER

(To be signed only upon transfer of Warrant)

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _______________________________________________ the right represented by the attached Warrant to purchase ____________ shares of ________________________ of SLIDEBELTS INC., a Delaware corporation, to which the attached Warrant relates, and appoints ______________ Attorney to transfer such right on the books of __________, with full power of substitution in the premises.

Dated:

(Signature must conform in all respects to name of Holder as specified on the face of the Warrant)

Address:

Signed in the presence of: